UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 30, 2007, Nestor, Inc., a Delaware corporation (together with its subsidiaries, the “Registrant”), entered an employment agreement with Clarence A. Davis, the Registrant’s Chief Executive Officer.

Mr. Davis’s employment agreement provides as follows:

•	base salary of $360,000 per year;
•
grant of an option to purchase 500,000 shares of the Registrant’s Common Stock vesting in 3 installments beginning on July 30, 2007 and ending on July 30, 2008, however the option will immediately and fully vest upon (a) a Change in Control Event (as defined in the Employment Agreement), or (b) Mr. Davis’s employment is terminated without cause or for a good reason (each as defined in the Employment Agreement);

•	bonuses in the Compensation Committee’s sole discretion;
•	term from its date until July 31, 2008 and by its own terms renews for one year unless the Company elects not to renew by July 31, 2009.
•	in the event of Mr. Davis’s termination without cause or resignation for good reason, Mr. Davis will receive one year’s base salary and accelerated vesting with respect to his option.

The foregoing constitutes a summary only of Mr. Davis’s Employment Agreement and is qualified in its entirety by reference to the actual Agreement appended hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Exhibit

10.1	Employment Agreement between Nestor, Inc. and Clarence A. Davis, dated July 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Nigel P. Hebborn
Nigel P. Hebborn
Executive Vice President, Treasurer and CFO

Date:August 3, 2007